Analyst Update

June 20, 2006

Stewart & Stevenson (S&S) Tactical Vehicle Systems

2.5

Closed transaction May 25, 2006

Closed transaction May 25, 2006

Cash merger – $792M, net of cash acquired

AH Pro Forma total debt outstanding –$919M

Transaction<br/>background

Family of Medium Tactical Vehicles (FMTV)

Family of Medium Tactical Vehicles (FMTV)

205 ton standard cargo vehicles

5 ton standard cargo vehicles

5 ton tractor vehicles

8 metric ton load handling system vehicles

10 ton long cargo vehicles

Products

US Army (85%)

US Army (85%)

UK Ministry of Defense

Customers

Sealy, TX

Sealy, TX

200 acre campus, 800,000 ft2 facility

1,100 employees

Sterling Heights, MI

Engineering and design center

22,500 ft2 facility

Guildford and Fareham, UK

5,000 m2 facility

Locations

Competitors

Domestic

Domestic

Oshkosh

International

DaimlerChrysler

Tatra

S&S Reliability Exceeds Requirements and the Competition

12,492

Stewart & Stevenson is unsurpassed in reliability

Mean Miles Between Hardware Mission Failures (MMBHMF)

FMTV A1CR

FMTV A1

FMTV A0

#1

#2

#3

Tactical vehicles of other companies

Required MMBHMF

Demonstrated MMBHMF

TECOM Test #1-VG-120-MTV-072, 6 vehicles, 120k total miles tested

TECOM Test #1-VG-120-MTV-037, 5 vehicles, 120k total miles tested

TECOM Test #1-VG-120-MTV-019, 28 vehicles, 488k total miles tested

3 vehicles, 57k total miles tested

2 vehicles, 10k total miles tested

9 vehicles, 180k total miles tested

TECOM = Test and Evaluation Command

AH Revenue Forecast

2006

2005

Aerospace and

Aerospace and

Products

Mobile Security

2007

$ Million

Actual

Forecast

28

Excluding SVC

1,315-1,325

2,045-2,085

1,189

315-335

315-335

309

120-140

120-140

139

1,750-1,800

3,400-3,600

2,480-2,560

1,637

Including SVC

AH Revenue Stability

2008

Long-term

Long-term

Long-term

Long-term

Short-medium

Short-medium

2007

Percent

Forecast

28

46

3

47

32

41

75

41

53

13

12

22

15

1. Short-medium term programs are funded annually and have more than one qualified supplier

1. Short-medium term programs are funded annually and have more than one qualified supplier

2. Long-term predictability are businesses where we have an installed base of users of our products and a revenue stream based on replacement and upgrades

AH historically had limited Long-term revenue visibility

AH historically had limited Long-term revenue visibility

2006

Excluding SVC

Including SVC

Aerospace and Defense Group Revenue Forecast

27

2007

35

44

3

53

23

OEM

Individual equipment

Ground Vehicle <br/>Survivability

3

2008

53

2006

2006

Aerospace and others

665

Forecast

17

Percent